Exhibit 99.4
                             Selected Information
                      Ford Credit Auto Owner Trust 2001-A
                   January 31, 2001 through December 31, 2001
                    ----------------------------------------

           Class A-3        Class A-4        Class A-5        Class B
           5.35%            Floating Rate    Floating Rate    5.96%
           Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------



Principal
Paid       $590,166,306.27  $0.00            $0.00             $0.00

Interest
Paid       $ 54,715,830.48  $ 31,201,461.54  $ 14,138,708.71  $  6,298,271.35

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Total Servicing Fees Paid:  $ 26,746,751.50


